Exhibit 99.2

Cloudflare, Inc. Announces Pricing of Offering of $2.175 Billion of 0% Convertible Senior Notes Due 2031

SAN FRANCISCO – August 11, 2026 – Cloudflare, Inc. (NYSE: NET) today announced the pricing of $2.175 billion aggregate principal amount of 0% convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cloudflare also granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the first day on which the notes are issued, up to an additional $325.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on August 13, 2026, subject to customary closing conditions, and is expected to result in approximately $2.14 billion in net proceeds to Cloudflare after deducting the initial purchasers’ discount and estimated offering expenses payable by Cloudflare (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Cloudflare. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on August 15, 2031, unless earlier redeemed, repurchased, or converted in accordance with their terms. Except in the case of a cleanup redemption (as defined below), Cloudflare may not redeem the notes prior to August 20, 2029. Cloudflare may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after August 20, 2029, if the last reported sale price of Cloudflare’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day preceding the date on which Cloudflare provides notice of redemption. In addition, subject to certain conditions, Cloudflare may redeem for cash all, but not less than all, of the notes at any time if the amount of the notes that remains outstanding at such time is less than $200.0 million (a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Cloudflare is not required to redeem or retire the notes periodically.

Holders of the notes will have the right, subject to certain conditions and limited exceptions, to require Cloudflare to repurchase for cash all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if Cloudflare issues a notice of redemption, Cloudflare will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with any such corporate event or convert their notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The notes will be convertible at an initial conversion rate of 2.0123 shares of Cloudflare’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $496.94 per share, which represents a conversion premium of approximately 60% to the last reported sale price of $310.59 per share of Cloudflare’s Class A common stock on The New York Stock Exchange on August 10, 2026), subject to adjustment in certain circumstances.

Prior to the close of business on the business day immediately preceding May 15, 2031, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after May 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Cloudflare’s Class A common stock, or a combination thereof, at Cloudflare’s election.

In connection with the pricing of the notes, Cloudflare entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary anti-

dilution adjustments, the number of shares of Cloudflare’s Class A common stock underlying the notes sold in the offering. The capped call transactions are expected generally to offset potential dilution to Cloudflare’s Class A common stock upon any conversion of notes and/or reduce any cash payments Cloudflare is required to make in excess of the principal amount of such converted notes, as the case may be, with such offset and/or reduction subject to a cap. The cap price of the capped call transactions is initially approximately $854.12 per share, which represents a premium of approximately 175% over the last reported sale price of Cloudflare’s Class A common stock of $310.59 per share on August 10, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

Cloudflare has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Cloudflare’s Class A common stock and/or enter into various derivative transactions with respect to Cloudflare’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Cloudflare’s Class A common stock or the notes at that time. In addition, Cloudflare has been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Cloudflare’s Class A common stock and/or purchasing or selling shares of Cloudflare’s Class A common stock or other securities of Cloudflare in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any early conversion, repurchase, or redemption of the notes, to the extent Cloudflare unwinds a corresponding portion of the capped call transactions, or if Cloudflare otherwise unwinds all or a portion of the capped call transactions, and during the observation period for the conversion of notes on or after May 15, 2031). This activity could also cause or avoid an increase or a decrease in the market price of Cloudflare’s Class A common stock or the trading price of the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

Cloudflare intends to use approximately $225.8 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Cloudflare expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Cloudflare intends to use the remainder of the net proceeds from the offering and the sale of such additional notes, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment of outstanding indebtedness, and potential acquisitions and strategic transactions.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of Cloudflare’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any shares of Class A common stock issuable upon the conversion of the notes, nor shall there be any sale of the notes or any such shares in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Contacts

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com